                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                    -----------------------------------------

                                 August 29, 1997




                            XXSYS TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)


                         Commission File Number: 0-20376


          California                                      33-0161808
(State or other jurisdiction of                       (I.R.S.Employer
incorporation or organization)                        Identification No.)





                              4619 Viewridge Avenue
                           San Diego, California 92123
                    (Address of principal executive offices)


                                 (619) 974-8200
              (Registrant's telephone number, including area code)


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        On June 16, 1997, the Company entered into private placement agreements totaling $2,000,000 in exchange for restricted Common Stock at a price equal to 80% of the 20 prior trading days. The private placements were with two foreign shareholders who have previously invested $4 million in the Company and who had the first right of refusal on the next $1 million in equity financing of the Company. The Company has now completed its commitments to financing with these two individuals. These financings are consistent with the Company's estimate of capital requirements of $5.5 million for the 1997 fiscal year ending September 30, 1997, as first reported in the Company's 1996 Annual Report. The private placements were conducted pursuant to Regulation S under the Securities Act of 1933. There was no underwriter involved.

        A portion of the cash received from the private placement commitment letters of June 16, 1997 ($290,000), was received prior to the third fiscal quarter ended June 30, 1997, in exchange for 138,337 shares of restricted Common Stock, for an average price of $2.10 a share. An additional $394,933 was received after the third fiscal quarter ended June 30, 1997, but prior to the publication of the Company's financial statements for the quarter, in exchange for 208,333 shares of restricted Common Stock, for an average price of $1.90 a share. Cash received after June 30, 1997, but before publication of the financial statements for the third quarter have been reported as part of $607,000 in Subscriptions Receivable in the financial statements. The balance of the funds to be received under the private placements as of August 13, 1997, is $1,315,067.


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        A pro forma condensed balance sheet of the Registrant at June 30, 1997, after giving effect to the issuance of restricted Common Stock is presented as follows:

                   PRO FORMA BALANCE SHEET AS OF JUNE 30, 1997
                                   (UNAUDITED)


                                 BEFORE ISSUANCE       ADJUSTMENT       AFTER ISSUANCE
ASSETS
Cash                                       $1,391                                 $1,391
Subscriptions receivable                  212,067             394,933            607,000
Other current assets                      947,611                                947,611
                                          -------                                -------
     Total current assets               1,161,069                              1,556,002
Machinery, equipment                    1,604,548                              1,604,548
  and furniture
Other assets                              163,214                                163,214
                                          -------                                -------
     Total assets                      $2,928,831                             $3,323,764

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current liabilities                    $1,051,608                             $1,051,608
Long-term debt                             87,736                                 87,736
Shareholders' equity:
  Preferred stock                         450,000                                450,000
  Common stock                         17,961,119             394,933         18,356,052
  Notes receivable for stock            (535,155)                              (535,155)
  Accumulated deficit                (16,086,477)                           (16,086,477)
                                     ------------                           ------------
Total shareholders' equity              1,789,487                              2,184,420
                                        ---------                              ---------
    Total liabilities and              $2,928,831                             $3,323,764
    shareholders' equity


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  XXsys Technologies, Inc.
                                  (Registrant)


Date:  August 29, 1997            /s/ Gregory P. Hanson
       ---------------            ---------------------
                                  Gregory P. Hanson
                                  Chief Financial Officer